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                                                                      EXHIBIT 11

STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

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
                                                                    1997                          1996
                                                        ----------------------------  ----------------------------
                                                           PRIMARY     FULLY DILUTED     PRIMARY     FULLY DILUTED
                                                        -------------  -------------  -------------  -------------
Net loss applicable to common stock...................  $  (5,774,711) $  (5,774,711) $  (3,954,574) $  (3,954,574)

Assumed interest income from proceeds remaining after
  repurchase of maximum options/warrants allowable
  under the treasury stock method of APB Opinion 15...              0              0              0        394,300
                                                        -------------  -------------  -------------  -------------
Adjusted net loss applicable to common stock..........  $  (5,774,711) $  (5,774,711) $  (5,954,574) $  (3,560,274)
                                                        -------------  -------------  -------------  -------------
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Weighted average number of common shares outstanding:
  Weighted average number of common shares
    outstanding.......................................      2,372,065      2,372,065      1,933,196      1,933,196
  Incremental common shares outstanding from the
    issuance of common stock within one year of the
    initial public offering at a price below the
    assumed initial public offering price.............        241,564        241,564        289,876        289,876
  Incremental common shares outstanding from the
    issuance of stock options and warrants within one
    year of the initial public offering with an
    exercise price below the assumed initial public
    offering price....................................         18,462         18,462         18,462         18,462
  Incremental common shares outstanding from the
    assumed exercise of options and warrants using the
    treasury stock market of APB Opinion 15...........              0        221,177              0      1,227,040
                                                        -------------  -------------  -------------  -------------
                                                            2,632,091      2,853,268      2,241,534      3,468,574
                                                        -------------  -------------  -------------  -------------
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Net loss per share applicable to common stock.........  $       (2.19) $       (2.02) $       (1.76) $       (1.03)
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